EXHIBIT 4.5














                                 ALVARION LTD.

                        THE 2002 GLOBAL SHARE OPTION PLAN












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                            GLOBAL SHARE OPTION PLAN

                                TABLE OF CONTENTS
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1.  PURPOSE OF THE PLAN........................................................................2

2.  DEFINITIONS................................................................................2

3.  ADMINISTRATION OF THE PLAN.................................................................4

4.  DESIGNATION OF PARTICIPANTS................................................................5

5.  SHARES RESERVED FOR THE PLAN...............................................................6

6.  PURCHASE PRICE.............................................................................6

7.  ADJUSTMENTS................................................................................7

8.  TERM AND EXERCISE OF OPTIONS...............................................................8

9.  VESTING OF OPTIONS........................................................................10

10. RESERVED..................................................................................10

11. DIVIDENDS.................................................................................10

12. RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS.........................................10

13. EFFECTIVE DATE AND DURATION OF THE PLAN...................................................10

14. AMENDMENTS OR TERMINATION.................................................................10

15. GOVERNMENT REGULATIONS....................................................................11

16. CONTINUANCE OF EMPLOYMENT.................................................................11

17. GOVERNING LAW AND JURISDICTION............................................................11

18. TAX CONSEQUENCES..........................................................................11

19. NON-EXCLUSIVITY OF THE PLAN...............................................................12

20. MULTIPLE AGREEMENTS.......................................................................12

21. RULES PARTICULAR TO SPECIFIC COUNTRIES....................................................12

APPENDIX - ISRAEL.............................................................................13

APPENDIX - U.S.A..............................................................................19

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This plan, as amended from time to time, shall be known as the Alvarion Ltd.
2002 Global Share Option Plan (the "PLAN").

1.         PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its Subsidiaries (as defined below), persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons,; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company.

2.         DEFINITIONS

For purposes of interpreting the Plan and related documents (including the Option Agreement and its appendixes), the following definitions shall apply:

          2.1  "BOARD" means the Board of Directors of the Company.

          2.2 "CAUSE" means (i) conviction of any felony involving moral turpitude or affecting the Company or its affiliates; (ii) any refusal to carry out a reasonable directive of the Company's Chief Executive Officer, Board or the Optionee's direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Optionee's fiduciary duties or duties of care of the Company or its affiliates; including without limitation disclosure of confidential information of the Company or its affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its affiliates.

          2.3  "CHAIRMAN" means the Chairman of the Committee.

          2.4 "CODE" means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended.

          2.5 "COMMITTEE" means a share option compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board. The Committee shall consist of directors who are "outside directors" as defined in Section 162(m) of the Code and "Non-Employee Directors" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

          2.6 "COMPANIES LAW" means the Israeli Companies Law 5759-1999, as now in effect or as hereafter amended.

          2.7  "COMPANY" means Alvarion Ltd., an Israeli company.




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          2.8  "DATE OF GRANT" means the date determined by the Board or authorized Committee as set forth in the Option Agreement.

          2.9 "EMPLOYEE" means a person who is employed by the Company or any Subsidiary.

          2.10 "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as now in effect or as hereafter amended.

          2.11 "EXPIRATION DATE" means the date upon which an Option shall expire, as set forth in Section 8.2 of the Plan.

          2.12 "FAIR MARKET VALUE" means as of any date, the value of a Share determined as follows:

               (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

               (ii) If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

               (iii) In the absence of an established market for the Shares, the
                    Fair Market Value thereof shall be determined in good faith by the Board.

          2.13 "OPTION" means an option to purchase one or more Shares pursuant to the Plan.

          2.14 "OPTIONEE" means a person who receives or holds an Option under the Plan.

          2.15 "OPTION AGREEMENT" means the share option agreement between the Company and an Optionee that evidences and sets out the terms and conditions of an Option.

          2.16 "PURCHASE PRICE" means the price for each Share subject to an Option.

          2.17 "SECURITIES ACT" means the United States Securities Act of 1933, as now in effect or as hereafter amended.


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          2.18 "SERVICE PROVIDER" means a director, consultant or adviser of the
               Company or any Subsidiary.

          2.19 "SHARE" means the ordinary share, NIS 0.01 par value, of the Company.

          2.20 "SUBSIDIARY" means any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an option, each of the companies other than the last company in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

          2.21 "SUCCESSOR COMPANY" means any entity into which the Company is merged to or by which the Company is acquired.

          2.22 "TERMINATION" means the cessation, with or without any cause or reason, of an Employee or a Service Provider to be either an Employee or a Service Provider. However, unless so determined by the Board, "Termination" shall not include a change in status from an Employee, consultant or director to another such status. An event that causes a Subsidiary to cease being a Subsidiary shall be treated as the "Termination" of that Subsidiary's Employees and Service Providers.

          2.23 "TRANSACTION" means a merger or acquisition of the Company with or by one or more other entities following which the shareholders of the Company hold less than 50% of the surviving entity.

          2.24 "PLAN" means the Company's 2002 Global Share Option Plan.

          2.25 "VESTED OPTION" means any Option which has already been vested according to the Vesting Dates.

          2.26 "VESTING DATES" means, as determined by the Board or authorized Committee, the date as of which the Optionee shall be entitled to exercise Options or part of the Options as set forth in Section 9 of the Plan.

3.         ADMINISTRATION OF THE PLAN

          3.1 The Board shall have the power to administer the Plan either directly or upon the recommendation of the Committee. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.


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          3.2  The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

          3.3 The Board shall have full power and authority (i) to designate Optionees; (ii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Shares; (vi) to designate the type of Options to be granted to an Optionee; (vii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

          3.4 To the extent permitted under applicable law, the Committee shall have the specific rights delegated to it by the Board, provided that the Committee shall not be entitled to grant Options to the Optionees; however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions hereof all in accordance with Section 112(a)(5) of the Companies Law.

          3.5 The Board shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.

          1.1 The interpretation and construction by the Board of any provision of the Plan or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

4.         DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Plan shall be Employees or Service Providers. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him or her from participating in, any other grant of Options pursuant to the Plan or any other option or share plan of the Company or any of its affiliates.


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5.         SHARES RESERVED FOR THE PLAN

          5.1 The Company has reserved eight million five hundred thousand (8,500,000) authorized but unissued Shares for the purposes of the Plan, subject to adjustment as set forth in Section 7 below. Any Shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Option may again be subjected to an Option under the Plan.

          5.2 Each Option granted pursuant to the Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder, the Vesting Dates, the Purchase Price per Share and the Expiration Date.

6.         PURCHASE PRICE

          6.1 The Purchase Price of each Share subject to an Option shall be determined by the Board in accordance with applicable law; provided, however, that, unless otherwise specifically approved by the Board, the Purchase Price may not be less than the Fair Market Value of the Company's Shares on the Date of Grant. Each Option Agreement will specify the Purchase Price determined for the Options covered therein.

          6.2 The Purchase Price shall be payable upon the exercise of an Option in the following acceptable forms of payment:

               (i)  cash, check or wire transfer.

               (ii) at the discretion of the Board, through delivery of Shares
                    (including other Shares subject to the Options being exercised) having a Fair Market Value equal as of the date of exercise to the Purchase Price of the Shares purchased and acquired upon exercise of the Option, or through a different form of cashless exercise as approved by the Board;

               (iii) at the discretion of the Board, any combination of the methods of payment permitted by any paragraph of this
                    Section 6.2.

          6.3 The Board shall have the authority to approve in specific cases other means of payment or to postpone the date of payment under such terms as it may determine.


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          6.4  The Purchase Price shall be denominated in the currency of the primary economic environment of, at the Company's discretion, either the Company or the Employee (that is the functional currency of the Company or the currency in which the Employee is paid).

7.         ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

          7.1 In the event of a Transaction, as provided in Section 7.3 below, all unexercised Options then outstanding under the Plan shall be assumed by the Successor Company (or a parent or subsidiary of the Successor Company). In the case of any such assumption, appropriate adjustments shall be made to the Purchase Price to reflect such action, and all other terms and conditions of the Option Agreements, such as the Vesting Dates, shall remain in force, subject to the sole discretion of the Board.

          7.2 Notwithstanding the above and subject to all applicable law, the Board may determine that in certain Option Agreements there shall be a provision to the effect that if in any Transaction the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume the Options, the Vesting Dates of outstanding Options shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.

          7.3 For the purposes of Section 7.1 above, an Option shall be assumed if, as of the effective date of the Transaction, the Option shall confer the right, subject to such Option's original vesting schedule, to purchase or receive, for each Share underlying such Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the Shareholders for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Board may determine, that in lieu of such assumption of Options for options of the Successor Company or its parent or


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          subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

          7.4 If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Plan, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten
               (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

          7.5 If the outstanding Shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), Share split or reverse Share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Options theretofore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).

8.         TERM AND EXERCISE OF OPTIONS

          8.1 Options shall be exercised by the Optionee's giving written notice of exercise and remitting payment of the Purchase Price to the Company or to any third party designated by the Company (the "REPRESENTATIVE"), in such form and method as may be determined by the Board, which exercise shall be effective upon receipt of such notice by the Company or the Representative and the payment of the Purchase Price at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

          8.2 Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the date set forth in the Option Agreement; (ii) the expiration of ten (10) years from the Date of Grant; or (iii) the expiration of any extended period in any of the events set forth in Section 8.5 below.

          8.3 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, prior to the Expiration Date, and provided


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          that, subject to the provisions of Section 8.5 below, the Optionee is an Employee or a Service Provider at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

          8.4 Subject to the provisions of Section 8.5 below, in the event of a Termination of any Optionee, all Options granted to such Optionee shall immediately expire. Unless otherwise approved by the Board, the actual date of termination of employment or services shall be deemed to constitute Termination of employment or services.

          8.5 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of Termination of an Optionee during an additional period of time beyond the date of such Termination, but only with respect to the number of Options Vested at the time of such Termination, if:

               8.5.1 Termination is without Cause, in which event the Vested
                    Options still in force and unexpired may be exercised within a period of three (3) months after the date of such Termination; or

               8.5.2 Termination is the result of death or disability of the
                    Optionee, in which event the Vested Options still in force and unexpired may be exercised within a period of twelve
                    (12) months after such date of Termination; or-

               8.5.3 prior to the date of such Termination, the Board shall authorize an extension of the term of all or part of the Vested Options beyond the date of such Termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

          For avoidance of any doubt, if Termination of employment or service is for Cause, any outstanding unexercised Option, will immediately expire and terminate, and the Optionee shall not have any right in respect of such outstanding Options.

          8.6 Holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares issuable upon the exercise of any part of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company's register of shareholders following exercise of the Option in accordance with the provisions of the Plan.

          8.7 Any form of Option Agreement authorized by the Plan may contain such other provisions, not inconsistent with the Plan, as the Board may, from time to time, deem advisable.


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9.         VESTING OF OPTIONS

          9.1 Subject to the provisions of the Plan, Options shall vest at the Vesting Dates set forth in the Option Agreement.

          9.2 An Option may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options may vary.

          9.3 The vesting of an Option shall not accrue during any unpaid vacation.

10.        RESERVED



11.        DIVIDENDS

Subject to the Company's Articles of Association, as amended from time to time, the holder or holders of all Shares issued upon the exercise of Options shall be entitled to receive dividends in accordance with the quantity of such Shares. Holders of unexercised Options shall not be entitled to receive any dividends on Shares issuable, but not yet issued, upon the exercise of such Options.

12.        RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

No Option or any right with respect thereto shall be assignable, transferable, or given as collateral to any third party whatsoever by operation of law or otherwise, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, all of such Optionee's rights to purchase Shares upon the exercise of his or her Options shall be exercisable only by the Optionee.

13.        EFFECTIVE DATE AND DURATION OF THE PLAN

          13.1 The Plan shall be effective as of the date that it is adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption by the Board or approval by the shareholders, whichever is earlier.

          13.2 No Option shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) month following the date the Plan is adopted by the Board.

14.        AMENDMENTS OR TERMINATION

          14.1 The Board may at any time amend (subject to the provisions of Section 14.2 below), alter, suspend or terminate the Plan.


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          14.2 The Company shall obtain the approval of the Company's shareholders for any amendment to this Plan if shareholders' approval is necessary or desirable to comply with any applicable law. The Board may also, but need not, require that the Company's shareholders approve any other amendments to this Plan.

          14.3 No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise by the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Board's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15.        GOVERNMENT REGULATIONS

The Plan, the granting and exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Options shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other state having jurisdiction over the Company or the Optionee, including the registration of the Shares under the Securities Act, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

16.        CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Option Agreement shall impose any obligation on the Company or a Subsidiary to continue any Optionee in its employ or service, and nothing in the Plan or in any Option granted pursuant hereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a Subsidiary thereof or restrict the right of the Company or a Subsidiary thereof to terminate such employment or service at any time.

17.        GOVERNING LAW AND JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the requirements relating to the administration of stock option plans under U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the shares are listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

18.        TAX CONSEQUENCES

To the extent permitted by applicable law, any tax consequences to any Optionee arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Subsidiaries, or the Optionee) hereunder shall be borne solely by the Optionee.


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The Company and/or its Subsidiaries shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

19.        NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.

20.        MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

21.        RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (the "APPENDIX"), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Options issued to Optionees under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Options issued to any other Optionee.



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                                  ALVARION LTD.

                                APPENDIX - ISRAEL

                      TO THE 2002 GLOBAL SHARE OPTION PLAN
                      ------------------------------------


1.         GENERAL

        1.1 This appendix (the "APPENDIX") shall apply only to participants who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 2002 Global Share Option Plan of Alvarion Ltd. (hereinafter: the "PLAN"), which applies to the issuance of Options to purchase Shares of Alvarion Ltd. (hereinafter: the "COMPANY").

        1.2 This Appendix is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

        1.3 This Appendix is to be read as a continuation of the Plan and only refers to Options granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (the "ORDINANCE"), and any regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Optionees.

        1.4 The Plan and this Appendix are complementary to each other and shall be deemed one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail with respect to Options granted to Israeli Optionees.

        1.5 Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to them in the Plan.


2.         DEFINITIONS

        2.1     "AFFILIATE" means any "employing company" within the meaning of
                Section 102(a) of the Ordinance.

        2.2     "APPROVED 102 OPTION" means an Option granted pursuant to
                Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the participant.

        2.3 "CAPITAL GAIN OPTION (CGO)" means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

        2.4 "CONTROLLING SHAREHOLDER" shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

        2.5 "EMPLOYEE" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

        2.6     "ITA" means the Israeli Tax Authorities.

        2.7 "NON-EMPLOYEE" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

        2.8 "ORDINARY INCOME OPTION (OIO)" means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

        2.9 "OPTION" means an option to purchase one or more Shares of the Company pursuant to the Plan.

        2.10    "102 OPTION" means any Option granted to Employees pursuant to
                Section 102 of the Ordinance.

        2.11 "3(i) OPTION" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

        2.12 "OPTION AGREEMENT" means the share option agreement between the Company and a participant that sets out the terms and conditions of an Option.

        2.13 "ORDINANCE" means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

        2.14 "SECTION 102" means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

        2.15 "TRUSTEE" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

        2.16    "UNAPPROVED 102 OPTION" means an Option granted pursuant to
                Section 102(c) of the Ordinance and not held in trust by a Trustee.


3.         ISSUANCE OF OPTIONS; ELIGIBILITY

        3.1 The persons eligible for participation in the Plan as participants shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options

        3.2 The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

        3.3 The grant of Approved 102 Options shall be made under this Appendix adopted by the Board , and shall be conditioned upon the approval of this Appendix by the ITA.

        3.4 Approved 102 Options may either be classified as Capital Gain Options ("CGOS") or Ordinary Income Options ("OIOS").

        3.5 No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "ELECTION"), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all participants who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

        3.6 All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

        3.7 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

        3.8 The terms and conditions upon which Options shall be issued and exercised shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix . Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

4.          TRUSTEE


        4.1 Approved 102 Options which shall be granted under the Plan and/or any Shares issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, shall be allocated or issued to a trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 (the "Trustee") and held for the benefit of the Optionee. Approved 102 Options and any Shares received subsequently following exercise of 102 Options, shall be held by the Trustee for such period of time as required by
                Section 102 or any regulations, rules, orders or procedures promulgated thereunder. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

        4.2 Notwithstanding anything to the contrary, the Trustee shall not release any Approved 102 Options which were not already exercised by the Optionee or release any Shares issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from 102 Options which were granted to the Optionee and/or any Shares issued upon exercise of such Approved 102 Options.

        4.3 The Optionee shall undertake to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and this Appendix, or any Option or Shares granted to the Optionee thereunder.

        4.4 At the Company's discretion, 3(i) Options which shall be granted under the Plan and/or any Shares issued upon exercise of such 3(i) Options and/or other shares received subsequently following any realization of rights, may be allocated or issued to a trustee nominated by the Committee and held by the trustee until all of the terms required for release thereof, as set forth herein and in the applicable Option Agreement with the Optionee, are fulfilled, including payment of the required taxes.

5.         FAIR MARKET VALUE

           Without derogating from Section 2.12 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.


6.         EXERCISE OF OPTIONS

           Options shall be exercised by the Optionee's giving a written notice and remitting payment of the Purchase Price to the Company or to any third party designated by the Company (the "REPRESENTATIVE"), in such form and method as may be determined by the Company and the Trustee and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company or the Representative and the payment of the Purchase Price at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.


7.         RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

        7.1 No Option or any right with respect thereto shall be assignable, transferable, or given as collateral to any third party whatsoever by operation of law or otherwise, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, all of such Optionee's rights to purchase Shares upon the exercise of his or her Options shall be exercisable only by the Optionee.

        7.2 As long as Options or Shares purchased pursuant thereto are held by the Trustee for the benefit of the Optionee, no rights of the Optionee with respect to the Options and or Shares be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.         INTEGRATION OF SECTION 102 AND TAX COMMISSIONER'S PERMIT

        8.1 With regards to Approved 102 Options, the provisions of the Plan and/or this Appendix and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit and/or any applicable law, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

        8.2 Any provision of Section 102 and/or the said permit and/or any applicable law, which is necessary in order to receive and/or to keep any tax benefit pursuant thereto, which is not expressly specified in the Plan or in this Appendix or in the Option Agreement, shall be considered binding upon the Company and the Optionees.

9.         DIVIDEND

        9.1 Subject to the Company's Articles of Association, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) issued upon the exercise of Options and held by the Optionee or by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

        9.2 During the period in which Shares are held by the Trustee on behalf of the Optionee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

10.        TAX CONSEQUENCES

        10.1 To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and/or the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

        10.2 The Company and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

                                  ALVARION LTD.

                                APPENDIX - U.S.A.

                      TO THE 2002 GLOBAL SHARE OPTION PLAN
                      ------------------------------------

1.         GENERAL

          1.1 This appendix (the "APPENDIX") shall apply only to participants who are residents of the United States or those who are deemed to be residents of the United States for the payment of tax. The provisions specified hereunder shall form an integral part of the 2002 Global Share Option Plan of Alvarion Ltd. (hereinafter: the "PLAN"), which applies to the issuance of options to purchase Shares of Alvarion Ltd. (hereinafter: the "COMPANY").

          1.2 This Appendix is to be read as a continuation of the Plan and only refers to Options granted to U.S Optionees so that they comply with the requirements set by the U.S law in general, and in particular with the provisions of Sections 421 through 424 of the Code. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Optionees.

          1.3 An option that meets the requirements of, and is governed by, the rules of Sections 421 through 424 of the Code shall hereinafter be referred as an incentive stock option ("ISO"). An option which does not contain such terms as will qualify it as ISO shall be referred to herein as non-qualified stock option ("NQSO"). All options granted hereunder, whether together or separately, shall hereinafter be referred to as the "OPTIONS".

          1.4 The Plan and this Appendix are complementary to each other and shall be deemed one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail with respect to Options granted to American Optionees.

          1.5 Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to them in the Plan.

2.         ISSUANCE OF OPTION; ELIGIBILITY

          2.1 The terms and conditions upon which Options shall be issued and exercised, including the vesting schedules and the Purchase Price, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix.

          2.2 ISOs may only be granted to Employees of the Company or any Subsidiary. NQSOs may be granted to Employees and Service Providers of the Company or any Subsidiary.

3.         EXERCISE OF OPTIONS

          3.1 Options shall be exercised by the Optionee's giving a written notice and remitting payment of the Purchase Price to the Company or to any third party designated by the Company (the "REPRESENTATIVE"), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt by the Company or the Representative of such notice and payment at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

          3.2 Each Option shall be exercisable following the Vesting Dates, subject to the provisions of the Plan and the number of Options granted; provided, however, that no Option shall be exercisable after the earlier of: (i) the date set forth in the Option Agreement; (ii) in the event of the grant of ISOs, the expiration of ten (10) years from the Date of Grant; (iii) in the event of the grant of ISOs to Ten Percent Shareholders (as defined in Section 4 below), the expiration of five (5) years from the Date of Grant; or (iv) the expiration of any extended period in any of the events set forth in Section 8.5 of the Plan.

          3.3 To the extent the aggregate Fair Market Value (determined at the Date of Grant) of the Company's shares with respect to which ISO are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its affiliates exceeds US $100,000 the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSO.

4.         PURCHASE PRICE

          4.1 In the case of an ISO, the Purchase Price shall be determined subject to the following:

               (i) in case of an ISO granted to a Ten Percent Shareholder (as defined below), the Purchase Price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the Date of Grant.

                    "TEN PERCENT SHAREHOLDER" shall mean a person who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its affiliates.

               (ii) in case of an ISO granted to any other Employee, the
                    Purchase Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

5.         RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

           No Option or right with respect thereto shall be assignable, transferable or given as collateral or otherwise to any third party, by operation of law or otherwise, except by will or by the laws of descent and distribution. During the lifetime of an Optionee, all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

6.         EFFECTIVE DATE OF THE PLAN

          6.1 THIS APPENDIX SHALL BE EFFECTIVE AS OF THE DATE ON WHICH IT IS ADOPTED BY THE BOARD AND SHALL TERMINATE AT THE END OF TEN (10) YEARS FROM SUCH DATE OF ADOPTION OR ITS DATE OF APPROVAL BY THE SHAREHOLDERS, WHICHEVER IS EARLIER.

          6.2 No ISO shall be exercised unless and until the Appendix has been approved by the shareholders of the Company, which approval shall be within twelve (12) month following the date this Appendix is adopted by the Board.

7.         AMENDMENT TO THE PLAN

           The Company shall obtain the approval of the Company's shareholders for any amendment to this Appendix and/or to the Plan, if shareholders' approval is necessary or desirable to comply with any applicable law. The Board may also, but need not, require that the Company's shareholders approve any other amendments to this Appendix and/or to the Plan. Without derogating from the above, no amendment of this Appendix and/or of the Plan shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment by the Board, including but not limited to, any amendment that will:

          (i) increase the number of Shares reserved under the Plan, except as provided in Section 7 of the Plan; or

          (ii) modify the requirements as to eligibility for participation in the Plan and/or this Appendix to the extent that such modification requires shareholders approval in order for the Plan and/or this Appendix to comply with Section 422 of the Code; or

          (iii) modify the Plan and/or this Appendix in any other way if such modification requires shareholders approval in order for the Plan and/or this Appendix to satisfy the requirements of Section 422 of the Code.

8.         TAX CONSEQUENCES

          8.1 To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Subsidiaries, or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Subsidiaries shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

          8.2 The Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

          8.3 To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any Federal, State or local tax withholding obligation relating to the exercise or acquisition of Shares under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) at the discretion of the Committee, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise or acquisition of Shares under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) at the discretion of the Committee, delivering to the Company owned and unencumbered Shares.

9.         CONVERSION OF ISOS INTO NQSOS; TERMINATION OF ISOS

           The Board, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any portions thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an Employee of the Company or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the Purchase Price of the appropriate installments of such Options. At the time of such conversion, the Board (with the consent of the Optionee) may impose such conditions on the exercise of the resulting NQSOs as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan and/or this Appendix. Nothing in the Plan and/or in this Appendix shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into NQSOs, and no such conversion shall occur unless and until the Board takes appropriate action. The Board, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

10.        NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

           Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired upon the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Shares before the later of (a) two (2) years after the date the Employee was granted the ISO, or (b) one (1) year after the date the Employee acquired Shares by exercising the ISO. If the Employee has died before such Share is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

11.        CALIFORNIA PROVISIONS

           Notwithstanding the foregoing Sections, any grant of Options that are deemed by the California Securities Law of 1968 to be made in California, shall be subject to the following additional terms and conditions:

          11.1 The Purchase Price of any Option shall not be less than 85% of Fair Market Value on the Date of Grant (determined in a manner not inconsistent with Section 260.140.50 of the California Code of Regulations or any successor statute), provided that the Purchase Price of any Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value on the Date of Grant (determined in a manner not inconsistent with Section
               260.140.50 of the California Code of Regulations or any successor statute).

          11.2 Any Option granted under the USSOP to an Optionee who is not an officer, director, or consultant of the Company or its affiliates shall become exercisable at a rate of at least twenty percent (20%) of the Shares subject to such grant per year for a period of five (5) years from the Date of Grant.

          11.3 The Company shall deliver to the Optionee financial statements of the Company on an annual basis. The financial statements so provided shall comply with Section 260.140.46 of the California Code of Regulations or any successor statute.

          11.4 Unless an Optionee's employment is terminated for Cause, the Optionee shall have the right to exercise an Option, prior to the termination of the Option in accordance with Section 8.5 of the Plan (to the extent that the Optionee was entitled to exercise such Option on the date employment terminates), as follows: (i) six (6) months after the date of Termination if the Termination was caused by the Optionee's death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code); and (ii) thirty (30) days after the date of termination if termination was caused other than by death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of the Optionee.

          11.5 At no time shall the total number of Shares issuable upon exercise of all outstanding Options and the total number of shares provided for under all stock bonus or similar plans of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section
               260.140.45 of the California Code of Regulations or any successor statute.

          11.6 If the Share is listed on an established national or regional stock exchange or is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, the restrictions of this Section 11 above shall terminate as of the first date that the Share is so listed, quoted or publicly traded.